UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2017

DECIPHERA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38219	30-1003521
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Totten Pond Road Waltham, MA	02451
(Address of registrant’s principal executive office)	(Zip code)

(781) 209-6400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.02. Unregistered Sales of Equity Securities.

On October 2, 2017, Deciphera Pharmaceuticals, Inc. (the “Company”) closed its initial public offering (“IPO”), immediately prior to which the Company issued to direct and indirect equityholders of Deciphera Pharmaceuticals, LLC an aggregate of 24,425,190 shares of common stock, par value $0.01 per share, of the Company in exchange for, directly and indirectly, all of the outstanding preferred shares of Deciphera Pharmaceuticals, LLC (the “Exchange”). The Exchange was part of a series of transactions pursuant to which Deciphera Pharmaceuticals, LLC became a wholly owned subsidiary of the Company. The Company deems the Exchange to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in accordance with Section 4(a)(2) of the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

See the discussion set forth in Item 5.03 of this Current Report on Form 8-K, which discussion is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

On October 2, 2017, immediately prior to the closing of the IPO, the Company amended and restated its certificate of incorporation (the “Certificate of Incorporation”), which was filed with the Secretary of State of the State of Delaware on September 29, 2017. The Certificate of Incorporation amends and restates in its entirety the Company’s original certificate of incorporation, which was filed with the Secretary of the State of Delaware on July 31, 2017.

The Certificate of Incorporation, among other things: (i) increases the authorized number of shares of common stock to 125,000,000 shares; (ii) authorizes 5,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series; (iii) establishes a classified board of directors, divided into three classes, each of whose members will serve for staggered three-year terms; (iii) provides that directors may be removed from office only for cause and only by the affirmative vote of the holders of at least 75% or more of the votes that all of the Company’s stockholders would be entitled to cast for the election of directors, voting together as a single class; (iv) provides that any vacancy on the Company’s board of directors, including a vacancy resulting from an enlargement of its board of directors, may be filled only by vote of a majority of directors then in office; (v) eliminates the ability of the Company’s stockholders to take action by written consent in lieu of a meeting and call special meetings of stockholders; and (vi) provides that the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for certain actions, including, but not limited to derivative actions or proceedings brought on behalf of the Company or actions asserting claims of breach of a fiduciary duty owed by any director, officer or other employee or stockholder of the Company to the Company or its stockholders.

The foregoing description of the Certificate of Incorporation is qualified in its entirety by reference to the Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amended and Restated Bylaws

On October 2, 2017, immediately prior to the closing of the IPO, the Company amended and restated its bylaws (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws, among other things: (i) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (ii) establish procedures relating to the nomination of candidates for election to the Company’s board of directors; and (iii) conform to the amended provisions of the Certificate of Incorporation.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Deciphera Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of Deciphera Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2017	DECIPHERA PHARMACEUTICALS, INC.

	By:	/s/ Michael D. Taylor
Michael D. Taylor
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Deciphera Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of Deciphera Pharmaceuticals, Inc.

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